Exhibit 23.1


                 Independent Auditors' Consent



We consent to the incorporation by reference in Registration Statement Nos. 33-98690 and 333-07191 of Oakley, Inc. on Form S-8 of our report dated February 2, 2001, appearing in this Annual Report on Form 10-K of Oakley, Inc. for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
March 28, 2001